                                                                    Exhibit 99.1

Written Statement of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of W Holding Company, Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

     (a) the Form 10-K/A of the Company for the Year Ended December 31, 2002, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          /s/ Freddy Maldonado
                                          -------------------------------------
                                          Freddy Maldonado
                                          Chief Financial Officer
                                          May 12, 2003


A signed original of this written statement required by Section 906 has been provided to W Holding Company, Inc. and will be retained by W Holding Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.